News Release

P.O. Box 110   ■  Route 5  ■  South Deerfield   ■  MA  ■  01373-0110

FOR IMMEDIATE RELEASE

Contact: Gregory Hunt
(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Reports
Fiscal 2010 Fourth Quarter and Full Year Results

South Deerfield, MA – March 3, 2011 – Yankee Holding Corp. and The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) today announced financial results for the fourth quarter and full year ended January 1, 2011.  Yankee Holding Corp. is a holding company formed in connection with the Company's Merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 (the “Merger”), and is the parent company of The Yankee Candle Company, Inc.

Sales for the fourth quarter of 2010 were $291.6 million, a $17.4 million or 6.3% increase from the prior year fourth quarter.  Sales in the Company’s wholesale business were $90.3 million, an increase of $8.6 million or 10.6% versus the prior year fourth quarter.  Retail sales were $201.3 million, an increase of $8.8 million or 4.6% from the fourth quarter of fiscal 2009. The Company generated net income of $51.8 million for the fourth quarter of 2010 compared to net income of $41.1 million, for the fourth quarter of 2009.

For the year ended January 1, 2011 (“Fiscal 2010”), total Company sales increased by 7.7% over the prior year to $733.7 million.  Retail sales increased by 6.2% over the prior year to $426.3 million and Wholesale sales increased by 9.9% to $307.4 million.  The Company generated net income of $41.9 million for Fiscal 2010 compared to net income of $16.4 million for the prior year.

The Company presents EBITDA (earnings/loss from continuing operations before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate the Company’s operating performance and its ability to service its debt.  EBITDA for the fourth quarter of 2010 increased by 3.9% to $108.0 million, or 37.0% of sales, compared to $104.0 million, or 37.9% of sales for the prior year fourth quarter.  Adjusted EBITDA for the fourth quarter of 2010 increased by 4.4% to $108.4 million as compared to Adjusted EBITDA for the prior year fourth quarter of $103.9 million.  For Fiscal 2010, the Company generated EBITDA of $188.7 million compared to EBITDA of $173.6 million for the prior year, an increase of 8.7%.  Adjusted EBITDA was $193.7 million in Fiscal 2010, compared to $180.3 million for the prior year, an increase of 7.4%. Reconciliations of fourth quarter and full year results to EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, are included at the end of this press release.

As previously announced, on February 9, 2011, YCC Holdings, LLC (“YCC Holdings”), an indirect parent of the Company, and Yankee Finance, Inc., an affiliate (“Yankee Finance” and, together with YCC Holdings, the “Issuers”), issued $315,000,000 aggregate principal amount of 10.25%/11.00% Senior Notes due 2016.

“We finished 2010 with a solid fourth quarter performance, delivering revenue growth in both of our business units and Adjusted EBITDA growth versus the prior year,” said Harlan Kent, the Company’s Chief Executive Officer.  “Despite a consumer environment that remained very challenging throughout the year, we were able to generate strong revenue and bottom line growth.  The results delivered by our business units, together with supply chain productivity, disciplined cost control and strong working capital management, enabled us to generate strong cash flows and pay down our debt well ahead of schedule.”

Fourth Quarter Highlights:

•
Retail sales were $201.3 million, an increase of $8.8 million or 4.6% from the fourth quarter of fiscal 2009, driven primarily by increased sales in our Yankee Candle Fundraising division coupled with the addition of 26 new Yankee Candle retail stores during 2010.

•
Comparable sales in the 489 Yankee Candle retail stores, including the South Deerfield and Williamsburg flagship stores, that have been open for more than one year decreased by 2.0%, while the Consumer Direct business increased by 0.7% over the prior year fourth quarter.  Total retail comparable sales, including the Consumer Direct business, decreased by 1.8% compared to the prior year fourth quarter.

•
Wholesale sales were $90.3 million in the fourth quarter, an increase of $8.6 million or 10.6% from the prior year fourth quarter.  The increase was driven primarily by an increase in sales in our International business (consisting of our European operations and Asian distributors).

Fiscal 2010 Highlights:

•
Retail sales were $426.3 million, an increase of $25.1 million or 6.2% versus the prior year, driven primarily by increased sales in our Yankee Candle Fundraising division coupled with the addition of 26 new Yankee Candle retail stores during 2010.

•
Comparable store sales increased by 0.1% over the prior year period, while the Consumer Direct business increased by 7.0% over prior year.  Total retail comparable sales, including the Consumer Direct business, increased by 0.7% compared to the prior year period.

•
Wholesale sales were $307.4 million for Fiscal 2010, an increase of $27.6 million or 9.9% over the prior year.  The increase was driven primarily by an increase in sales in our International business coupled with increased sales to new domestic wholesale accounts.

•
During Fiscal 2010, the Company paid down its term debt by $88.0 million.  The Company ended the year with $888.4 million of net debt (debt less cash) and no revolver borrowings as compared to net debt of $980.0 million at the end of 2009.  As of January 1, 2011, there was $123.4 million in availability under the Company’s revolving credit facility.

“While we do not necessarily believe that the consumer economy is completely out of the woods, and while the current turmoil in the Middle East and its impacts make near term visibility difficult, we are nonetheless generally optimistic about 2011 overall and believe that we are well positioned for growth in both revenue and earnings versus 2010,” said Mr. Kent.  “That said, the pacing of our plans are such that we are budgeting for some unfavorable year over year comparisons in the seasonally lower volume first half of the year, due in part to unusually severe weather experienced year to date, wax and commodity inflation, and investments we are choosing to make in various growth initiatives that will begin to benefit us in the second half of the year.”

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss its fourth quarter results.  The dial-in number is (800) 860-2442, for International Calls the dial-in number is (412) 858-4600.  When greeted by the operator, request the conference by stating the Company and the host’s last name (Yankee Candle/Kent) or reference the conference title (Q4 2010 Yankee Candle Earnings Conference Call).  This call is being webcast by MultiVu and can be accessed at The Yankee Candle Company's web site at www.yankeecandle.com.   Click on the “About Us” link, and then select the “Investor Information” link.  Enter your registration information ten minutes prior to the start of the conference.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry.  Yankee Candle has a 41-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts.  The Company sells its products through a North American wholesale customer network of approximately 20,200 store locations, a growing base of Company owned and operated retail stores (515 Yankee Candle Stores located in 44 states as of January 1, 2011), direct mail catalogs, and its Internet website (www.yankeecandle.com). Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 5,000 store locations and distributors covering a combined 47 countries.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2011, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events.  Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of the ongoing economic situation and any continued deterioration in consumer confidence or spending; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on the price of our notes of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

Yankee Holding Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Thirteen Weeks Ended January 1, 2011			Thirteen Weeks Ended January 2, 2010
Sales:
Retail	$201,352	69.05%		$192,589	70.23%
Wholesale	90,272	30.95%		81,656	29.77%
Total sales	291,624	100.00%		274,245	100.00%

Cost of sales	115,001	39.43%		102,261	37.29%
Gross profit	176,623	60.57%		171,984	62.71%

Selling expenses:
Retail	51,306	25.48%	(A)	49,056	25.47%	(A)
Wholesale	11,606	12.86%	(B)	9,958	12.20%	(B)

Total selling expenses	62,912	21.57%		59,014	21.52%

General & administrative expenses	16,302	5.59%		19,738	7.20%

Income from operations	97,409	33.40%		93,232	34.00%
Interest income	-	0.00%		(1)	0.00%
Interest expense	16,854	5.78%		21,779	7.94%
Other (income) expense	(995)	-0.34%		614	0.22%

Income before provision for income taxes	81,550	27.96%		70,840	25.83%
Provision for income taxes	29,738	10.20%		29,644	10.81%
Income from continuing operations	51,812	17.76%		41,196	15.02%

Loss from discontinued operations, net of income taxes	(37)	-0.01%		(78)	-0.03%
Net income	$51,775	17.75%		$41,118	14.99%
_____________________________________
(A) Retail selling expenses as a percentage of retail sales.
(B) Wholesale selling expenses as a percentage of wholesale sales.

Yankee Holding Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Fifty-Two Weeks Ended January 1, 2011			Fifty-Two Weeks Ended January 2, 2010
Sales:
Retail	$426,325	58.10%		$401,262	58.92%
Wholesale	307,392	41.90%		279,802	41.08%
Total sales	733,717	100.00%		681,064	100.00%

Cost of sales	307,103	41.86%		276,793	40.64%
Gross profit	426,614	58.14%		404,271	59.36%

Selling expenses:
Retail	172,219	40.40%	(A)	163,657	40.79%	(A)
Wholesale	40,361	13.13%	(B)	34,459	12.32%	(B)

Total selling expenses	212,580	28.97%		198,116	29.09%

General & administrative expenses	62,609	8.53%		69,598	10.22%
Restructuring charge	829	0.11%		1,881	0.28%

Income from operations	150,596	20.53%		134,676	19.77%
Interest income	-	0.00%		(13)	0.00%
Interest expense	75,648	10.31%		86,058	12.64%
Other expense	8,972	1.23%		8,019	1.18%

Income before provision for income taxes	65,976	8.99%		40,612	5.96%
Provision for income taxes	23,688	3.23%		16,544	2.43%
Income from continuing operations	42,288	5.76%		24,068	3.53%

Loss from discontinued operations, net of income taxes	(379)	-0.05%		(7,696)	-1.13%
Net income	$41,909	5.71%		$16,372	2.40%
______________________________________
(A) Retail selling expenses as a percentage of retail sales.
(B) Wholesale selling expenses as a percentage of wholesale sales.

Yankee Holding Corp. And Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS
	January 1, 2011	January 2, 2010

Current Assets:
Cash	$12,713	$9,095
Accounts receivable, net	46,937	43,928
Inventory	67,387	59,530
Prepaid expenses and other current assets	10,813	12,094
Deferred tax assets	11,642	11,208
Total Current Assets	149,492	135,855
Property and Equipment, net	118,786	124,768
Marketable Securities	1,182	1,168
Deferred Financing Costs	14,271	18,731
Other Assets	925,969	938,558
Total Assets	$1,209,700	$1,219,080

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$26,291	$21,648
Accrued payroll	12,669	15,613
Accrued income taxes	18,840	-
Other accrued liabilities	65,953	63,450
Total Current Liabilities	123,753	100,711
Deferred Compensation Obligation	1,322	1,369
Long-Term Debt	901,125	989,125
Deferred Rent	11,535	10,643
Deferred Tax Liabilities	99,432	91,706
Other Long-Term Liabilities	2,525	2,283
Stockholders’ Equity	70,008	23,243
Total Liabilities And Stockholders’ Equity	$1,209,700	$1,219,080

Yankee Holding Corp.
January 1, 2011  Earnings Release
Supplemental Data

	Quarter		Year to Date		Total
YCC Retail Stores	2	(5)	17	(5)	515
Wholesale Customer Locations - North America	(488)		1,062		20,228
Wholesale Customer Locations - Europe	351		1,372		5,012
Square Footage - Gross	4,156	(5)	27,330	(5)	989,925
Square Footage - Selling	2,918	(5)	17,765	(5)	762,009
Total Comp Stores & Consumer Direct Sales Change %	-1.8%		0.7%
YCC Retail Comp Store Count	489		489		489
Sales per Square Foot (1)			$520
Store Count			487
Average store square footage, gross (2)			1,637
Average store square footage, selling (2)			1,247
Gross Profit (3)
Retail $	$132,293		$280,858
Retail %	65.7%		65.9%
Wholesale $	$44,329		$145,756
Wholesale %	49.1%		47.4%
Segment Profit (3)
Retail $	$80,988		$108,640
Retail %	40.2%		25.5%
Wholesale $	$32,723		$105,395
Wholesale %	36.2%		34.3%
Depreciation & Amortization (3)	$11,370		$42,978
Inventory per Store			$28,045
Inventory Turns (4)			3.5
Capital Expenditures (3)	$3,806		$18,019

(1)	Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships.

(2)	Excludes S. Deerfield/Williamsburg Flagships.

(3)	Dollars in thousands.

(4)	Based on a 13 month average inventory divided by 12 month rolling COGS.

(5)	Net of closures.

Reconciliation of EBITDA and Adjusted EBITDA

In addition to the results reported in accordance with GAAP, the Company has provided information regarding “EBITDA” and “Adjusted EBITDA”, both of which are non-GAAP financial measures.  EBITDA represents earnings/loss from continuing operations before interest, taxes, depreciation and amortization.    EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity.  We believe the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business.  We believe EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management evaluates our business, and because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors.  While EBITDA and Adjusted EBITDA are frequently used as a measure of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.  In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

EBITDA and Adjusted EBITDA are calculated as follows:

	Thirteen Weeks Ended January 1, 2011	Thirteen Weeks Ended January 2, 2010	Fifty-Two Weeks Ended January 1, 2011	Fifty-Two Weeks Ended January 2, 2010

Net income	$51,775	$41,118	$41,909	$16,372
Loss from discontinued operations, net of income taxes	37	78	379	7,696
Provision for income taxes	29,738	29,644	23,688	16,544
Interest expense, net - excluding amortization of deferred financing fees	15,124	20,630	79,798	86,347
Amortization of deferred financing fees	1,730	2,336	4,840	5,998
Depreciation	6,579	6,840	25,811	27,042
Amortization	3,055	3,331	12,324	13,558

EBITDA from continuing operations	108,038	103,977	188,749	173,557
Equity-based compensation (a)	247	240	962	857
MDP advisory fees	375	375	1,500	1,500
Purchase accounting (b)	323	305	1,283	1,171
Restructuring (c)	-	-	829	1,881
Realized (gains) losses on foreign currency (d)	(551)	(1,026)	384	1,335

Adjusted EBITDA	$108,432	$103,871	$193,707	$180,301

(a) Non-cash charges related to equity-based compensation.

(b) Represents purchase accounting adjustments as a result of the Merger in 2007.

(c) Includes costs associated with employee severance, lease related terminations and other costs associated with the restructuring of the business.

(d) Represents transaction losses on settlements of our intercompany receivable with our foreign subsidiary and transaction  losses from foreign vendors and customers.